EXHIBIT 23.1

CONSENT OF  INDEPENDENT  REGISTERED PUBLIC  ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-204391) on Form S-8 of Unity Bancorp Inc. of our report dated June 29, 2015, relating to our audit of the financial statements and supplemental schedule of Unity Bank Employees’ Savings and Profit Sharing Plan and Trust, which appears in this Annual Report on Form 11-K of Unity Bank Employees’ Savings and Profit Sharing Plan and Trust for the year ended December 31, 2014.

/s/ McGladrey LLP

McGladrey LLP
Blue Bell, Pennsylvania

June 29, 2015

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